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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                     DARWIN PROFESSIONAL UNDERWRITERS, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

SECTION 1. ANNUAL MEETING

          An annual meeting of the stockholders shall be held for the election of directors on such date in each year and at such time as shall be designated by the Board of Directors. An annual meeting shall be held at such place, within or without the State of Delaware, as shall be determined by the Board of Directors. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee exceed the votes withheld from such nominee's election; provided that if the number of nominees exceeds the number of directors to be elected, the stockholders shall instead elect the directors by plurality vote. The stockholders shall also transact such other business as may be properly brought before the meeting. A failure to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation, except as otherwise required by law.

SECTION 2. SPECIAL MEETINGS

          Special meetings of stockholders may be called in the manner set forth in the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"). If a special meeting is called in accordance with clause (y) of the second sentence of Article SEVENTH of the Certificate of Incorporation, the Corporation shall fix the record date for, and determine the time and place of, the special meeting, and the special meeting must take place not less than 75 days nor more than 100 days after the receipt and determination of the validity of the stockholders' request.

SECTION 3. NOTICE OF MEETING

          Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days and not more than sixty days prior thereto to each stockholder of record entitled to vote at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present.

SECTION 4. VOTING

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          At all meetings of stockholders any stockholder entitled to vote may vote in person or by proxy in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 5. QUORUM

          Unless otherwise required by statute or the Certificate of Incorporation, at any annual or special meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business.

SECTION 6. ACTION AT MEETINGS

          All elections of directors shall be determined in the manner provided in Section 1 of this Article I. Except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively. Stockholders shall not be entitled to cumulate their votes upon the election of directors or any other matter.

SECTION 7. PROCEDURE AT MEETINGS

          The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

          The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the officer of the Corporation or other person presiding over the meeting.

SECTION 8. NOMINATIONS AND STOCKHOLDER BUSINESS

          Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or
(c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the


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notice provided for in this Section 8, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 8.

          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware and, if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, solicits or participates in the solicitation of proxies in support of such proposal or nomination, the stockholder must have timely indicated such stockholder's, or such beneficial owner's, intention to do so as hereinafter provided. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if no meeting was held in the prior year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and
(iii) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

          Notwithstanding anything in this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.


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          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 8, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          Only persons nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
8. The officer of the Corporation or other person presiding over the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in compliance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

          For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 9. ADJOURNMENTS

          Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the meeting, or by the officer of the Corporation presiding over the meeting, or by the Board of Directors.


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                                   ARTICLE II

                                    DIRECTORS

SECTION 1. NUMBER AND ELECTION

          Subject to the rights of the holders of any series of preferred stock, par value $0.10 per share ("Preferred Stock") to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by action of a majority of the members of the Board of Directors then in office, but in no event shall such number of directors be less than three nor more than fifteen. Elections of members of the Board of Directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be held at the annual meeting of stockholders and each member of the Board of Directors shall hold office until such director's successor is elected and qualified, subject to such director's earlier death, resignation, disqualification or removal.

SECTION 2. VACANCIES

          Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for a term expiring at the succeeding annual meeting of stockholders and until such director's successor shall have been duly elected and qualified.

SECTION 3. REGULAR MEETINGS

          Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

SECTION 4. SPECIAL MEETINGS

          Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chairman of the Board or by any three directors.

SECTION 5. NOTICE OF MEETING

          Notice of regular meetings of the Board of Directors need not be given.

          Notice of the place, date, and time of every special meeting of the Board of Directors shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.


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SECTION 6. QUORUM; ACTION AT MEETINGS

          A majority of the Board of Directors then in office, but no less than one-third (1/3) of the total number of directors, shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, the members at the meeting may, without further notice, adjourn the same from time to time until a quorum shall attend. Except as provided herein or in the Certificate of Incorporation or as required by law, a majority of such quorum shall decide any questions that may come before the meeting.

SECTION 7. PARTICIPATING IN MEETING BY CONFERENCE TELEPHONE

          Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

                                   ARTICLE III

                      COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. ELECTION

          The Board of Directors will have the power to appoint committees comprised of one or more of its members and may appoint one of the members of each such committee to the office of chairman thereof.

SECTION 2. POWERS

          Subject to such limitations as may from time to time be established by resolution of the Board of Directors, committees of the Board of Directors shall have such powers as shall be properly delegated to them by the Board of Directors.

SECTION 3. VACANCIES

          If the office of any member of any committee becomes vacant by death, resignation, or otherwise, such vacancy may be filled from the members of the Board by the Board of Directors.

SECTION 4. SUBSTITUTE MEMBERS

          In the event that a member of any committee is absent from a meeting of the committee, the members of the committee present at the meeting whether or not they constitute a quorum may appoint another director to act in place of the absent member.

SECTION 5. MEETINGS AND NOTICE OF MEETINGS


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          All committees of the Board of Directors shall meet at such times and upon such notice as they may determine.

SECTION 6. QUORUM; ACTION AT MEETINGS

          At any meeting of any committee, however called, a majority of the members shall constitute a quorum for the transaction of business. A majority of such quorum shall decide any questions that may come before the meeting.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. ELECTION AND NUMBER

          The Board of Directors may appoint one of its number as Chairman of the Board. The Board of Directors shall appoint a President from among the directors, and a Secretary and a Treasurer, who need not be directors. The Board of Directors may also appoint one or more Senior Vice Presidents and/or Vice Presidents, who need not be directors. All officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any two or more offices, except those of President and Vice President, may, at the discretion of the Board of Directors, be held by the same person. The Board of Directors may from time to time appoint such other officers and agents with such powers and duties as the Board may prescribe.

SECTION 2. CHAIRMAN OF THE BOARD

          The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

SECTION 3. PRESIDENT

          The President shall be the chief executive officer and the chief operating officer of the Corporation. The President shall preside at all meetings of stockholders and, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors. Subject to the control of the Board of Directors, the President shall have direct power and authority over the business and affairs of the Corporation. The President shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

SECTION 4. SENIOR VICE PRESIDENTS

          The Senior Vice President or Senior Vice Presidents shall perform the duties of the President in his absence or during his disability to act. In addition, the Senior Vice President or Senior Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as


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may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

SECTION 5. VICE PRESIDENTS

          The Vice President or Vice Presidents shall perform the duties of the Senior Vice President or Senior Vice Presidents in his or their absence or during his or their disability to act. In addition, the Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board, the President or any Senior Vice President having supervisory authority over them.

SECTION 6. SECRETARY

          The Secretary shall issue notices of meetings, keep the minutes of the Board of Directors and its committees, have charge of the corporate seal, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the President or any Senior Vice President or Vice President having supervisory authority over him.

SECTION 7. TREASURER

          The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office or are properly assigned to him by the Board of Directors, the Chairman of the Board, the President or any Senior Vice President or Vice President having supervisory authority over him, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

SECTION 8. CONTROLLER

          The Controller shall be responsible for the accounting policies and practices of the Corporation, maintain its financial records, collect and consolidate the financial results of its subsidiaries and other operating units, prepare its financial reports, determine the amount and source of the funds required to meet its financial obligations, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the President or any Senior Vice President or Vice President having supervisory authority over him.


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SECTION 9. ASSISTANT SECRETARY; ASSISTANT TREASURER

          The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws to the Secretary or Treasurer, as the case may be, or as are properly assigned thereto by the Board of Directors, the Chairman of the Board, the President, the Secretary or Treasurer as the case may be, or any other officer having supervisory authority over them.

                                    ARTICLE V

                                   FISCAL YEAR

          The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                                   ARTICLE VI

                                      SEAL

          The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary or an Assistant Secretary.

                                   ARTICLE VII

                                      STOCK

SECTION 1. STOCK OF THE CORPORATION

          Shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide that some or all of a class or series of stock shall be uncertificated shares. Certificates representing shares of stock of the Corporation shall be issued in such form as may be approved by the Board of Directors and shall be signed, manually or by facsimile, by the Chairman of the Board, President, or a Senior Vice President or Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and sealed with the seal of the Corporation or a facsimile thereof.

SECTION 2. TRANSFERS

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock of the Corporation. The Board of Directors may appoint Transfer Agents and Registrars thereof.


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SECTION 3. RECORD DATE; CLOSING OF TRANSFER BOOKS

          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. For the avoidance of doubt, this third paragraph of Section 3 of Article VII of the Bylaws shall be of no further force and effect immediately following such time as stockholder action by written consent is no longer permitted by Section (A) of the first sentence of Article SEVENTH of the Certificate of Incorporation.

SECTION 4. LOST CERTIFICATES


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          The Board of Directors may determine the conditions upon which a new certificate of stock will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certificates to be issued.

SECTION 5. WARRANTS

          The foregoing provisions relative to certificates of stock shall also apply to other certificates or warrants representing rights with respect to stock in the Corporation, which certificates or warrants may be issued from time to time by a vote of the Board of Directors in such form as they may approve.

SECTION 6. STOCK LEDGER

          The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original stock ledger shall be kept at the office of the Corporation's Transfer Agent.

                                  ARTICLE VIII

                                   SIGNATURES

SECTION 1. NEGOTIABLE INSTRUMENTS

          All checks, drafts, notes, or other obligations of the Corporation shall be signed (a) by any two officers of the Corporation of the rank of Chairman of the Board, President, Senior Vice President or Vice President, (b) by the Chairman of the Board, President, or any Senior Vice President or Vice President, and by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, or (c) as otherwise authorized by the Board of Directors; provided, however, that bonds, debentures or notes issued under a mortgage indenture or trust agreement with a bank or trust company as trustee and coupons attached pertaining to any such bonds, debentures or notes may be executed manually or by facsimile.

SECTION 2. STOCK TRANSFERS

          All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation (a) by any two officers of the Corporation of the rank of Chairman of the Board, President, Senior Vice President or Vice President, or (b) by the Chairman of the Board, President, or any Senior Vice President or Vice President, and by the Secretary or any Assistant Secretary, or (c) as otherwise authorized by the Board of Directors.


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                                   ARTICLE IX

                          WAIVER OF NOTICE OF MEETINGS

          A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

                                    ARTICLE X

                                VOTING OF STOCKS

          Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, or any Senior Vice President or Vice President of this Corporation shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock and at such meeting may exercise any or all rights and powers incident to the ownership of such stock and which as owner thereof the Corporation might exercise if present and to execute on behalf of the Corporation a proxy or proxies empowering others to act as aforesaid. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE XI

                               CHECKS, NOTES, ETC.

          All checks on the Corporation's bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be authorized to do so from time to time by the Board of Directors or by the committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; provided, however, that the signature of any person so authorized on checks and drafts drawn on the Corporation's dividend and special accounts may be in facsimile if the Board of Directors or such committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile, and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes,


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bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument and provided further that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.

                                   ARTICLE XII

                                     OFFICES

          The Corporation may have offices outside the State of Delaware at such places as shall be determined from time to time by the Board of Directors.

                                   AMENDMENTS

          In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which quorum is present, subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any Preferred Stock Designation, the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively shall be required to adopt, amend or repeal any provision of these Bylaws.


Amended and restated as of May 3, 2006.


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